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                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 49 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated March 19, 2002, relating to the financial statements and financial highlights appearing in the February 28, 2002 Annual Reports to Shareholders of Florida Intermediate Tax-Free Fund, Georgia Tax-Free Bond Fund, Maryland Short-Term Tax-Free Bond Fund, Maryland Tax-Free Bond Fund, Maryland Tax-Free Money Fund, New Jersey Tax-Free Bond Fund, New York Tax-Free Bond Fund, New York Tax-Free Money Fund, and Virginia Tax-Free Bond Fund (comprising T. Rowe Price State Tax-Free Income Trust), California Tax-Free Bond Fund, and California Tax-Free Money Fund (comprising T. Rowe Price California Tax-Free Income Trust), T. Rowe Price Tax-Efficient Balanced Fund, T. Rowe Price Tax-Efficient Growth Fund, and T. Rowe Price Tax-Efficient Multi-Cap Growth Fund (comprising T. Rowe Price Tax-Efficient Funds, Inc.), T. Rowe Price Tax-Exempt Money Fund, Inc., T. Rowe Price Tax-Free High Yield Fund, Inc., T. Rowe Price Tax-Free Income Fund, Inc., T. Rowe Price Tax-Free Intermediate Bond Fund, Inc., and T. Rowe Price Tax-Free Short-Intermediate Fund, Inc., which are incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectuses and under the heading "Independent Accountants" in the Statement of Additional Information.



/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland
August 29, 2002